December 2024

Preliminary Pricing Supplement No. 5,065
Registration Statement Nos. 333-275587; 333-275587-01
Dated December 2, 2024
Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

STRUCTURED INVESTMENTS

Opportunities in U.S. and International Equities

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the Nikkei Stock Average due December 21, 2029

Trigger Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The Trigger PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The Trigger PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by this document. The payment at maturity on the Trigger PLUS will be based on the value of the worst performing of the S&P 500® Index and the Nikkei Stock Average, which we refer to as the underlying indices. At maturity, if both underlying indices have appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the worst performing underlying index. If either of the underlying indices depreciates in value, but the final index value of each underlying index is greater than or equal to 60% of the respective initial index value, which we refer to as the respective trigger level, investors will receive the stated principal amount of their investment. However, if the final index value of either underlying index is less than its respective trigger level, investors will lose a significant portion or all of their investment, resulting in a loss of 1% for every 1% decline in the worst performing underlying index from its initial index value. Investors may lose their entire initial investment in the Trigger PLUS. Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying indices, a decline in either underlying index below its respective trigger level will result in a significant loss of your investment, even if the other underlying index has appreciated or has not declined as much. These long-dated Trigger PLUS are for investors who seek an equity index-based return and who are willing to risk their principal, risk exposure to the worst performing of two underlying indices and forgo current income in exchange for the upside leverage feature and the limited protection against loss that applies only if the final index value of each underlying index is greater than or equal to the respective trigger level. The Trigger PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These Trigger PLUS are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Maturity date:	December 21, 2029
Underlying indices:	S&P 500® Index (the “SPX Index”) and Nikkei Stock Average (the “NKY Index”)
Valuation date:	December 18, 2029, subject to postponement for non-index business days and certain market disruption events
Aggregate principal amount:	$
Payment at maturity:

If the final index value of each underlying index is greater than its respective initial index value,

$1,000 + leveraged upside payment

If the final index value of either underlying index is less than or equal to its respective initial index value, but the final index value of each underlying index is greater than or equal to its respective trigger level:

$1,000

If the final index value of either underlying index is less than its respective trigger level:

$1,000 × index performance factor of the worst performing underlying index

Under these circumstances, the payment at maturity will be less than the stated principal amount of $1,000 and will represent a loss of at least 40%, and possibly all of your investment.

Leveraged upside payment:	$1,000 × leverage factor × index percent change of the worst performing underlying index
Leverage factor:	183% to 198%. The actual leverage factor will be determined on the pricing date.
Index percent change:	With respect to each underlying index, (final index value – initial index value) / initial index value
Worst performing underlying index:	The underlying index with the lesser index percent change
Index performance factor	With respect to each underlying index, final index value / initial index value
Initial index value:	With respect to the SPX Index, , which is the index closing value of such index on the pricing date With respect to the NKY Index, , which is the index closing value of such index on the pricing date
Final index value:	With respect to each underlying index, the index closing value of such index on the valuation date
Trigger level:	With respect to the SPX Index, , which is 60% of the initial index value of such index With respect to the NKY Index, , which is 60% of the initial index value of such index
Stated principal amount / Issue price:	$1,000 per Trigger PLUS (see “Commissions and issue price” below)
Pricing date:	December 18, 2024
Original issue date:	December 23, 2024 (3 business days after the pricing date)
CUSIP / ISIN:	61776WZ89 / US61776WZ895
Listing:	The Trigger PLUS will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	Approximately $902.40 per Trigger PLUS, or within $52.40 of that estimate. See “Investment Summary” beginning on page 2.
Commissions and issue price:	Price to public	Agent’s commissions(1)	Proceeds to us(2)
Per Trigger PLUS	$1,000	$	$
Total	$	$	$

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $ for each Trigger PLUS they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement for PLUS.

(2)See “Use of proceeds and hedging” on page 17.

The Trigger PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 7.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Trigger PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. Please also see “Additional Terms of the Trigger PLUS” and “Additional Information About the Trigger PLUS” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for PLUS dated November 16, 2023 Index Supplement dated November 16, 2023 Prospectus dated April 12, 2024

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the Nikkei Stock Average due December 21, 2029

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

The Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the Nikkei Stock Average due December 21, 2029 (the “Trigger PLUS”) can be used:

￭As an alternative to direct exposure to the underlying indices that enhances returns for any positive performance of the worst performing underlying index

￭To potentially outperform the worst performing of the S&P 500® Index and the Nikkei Stock Average by taking advantage of the leverage factor, with no limitation on the appreciation potential

￭To provide limited protection against loss of principal in the event of a decline of the underlying indices but only if the respective final index level of the worst performing underlying index is greater than or equal to the respective trigger level

Maturity:	Approximately 5 years
Leverage factor:	183% to 198% (applicable only if the final index value of each underlying index is greater than its respective initial index value). The actual leverage factor will be determined on the pricing date.
Trigger level:	With respect to the SPX Index, 60% of the initial index value With respect to the NKY Index, 60% of the initial index value
Minimum payment at maturity:	None. You could lose your entire initial investment in the Trigger PLUS
Coupon:	None

The original issue price of each Trigger PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the Trigger PLUS, which are borne by you, and, consequently, the estimated value of the Trigger PLUS on the pricing date will be less than $1,000. We estimate that the value of each Trigger PLUS on the pricing date will be approximately $902.40, or within $52.40 of that estimate. Our estimate of the value of the Trigger PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the Trigger PLUS on the pricing date, we take into account that the Trigger PLUS comprise both a debt component and a performance-based component linked to the underlying indices. The estimated value of the Trigger PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying indices, instruments based on the underlying indices, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the Trigger PLUS?

In determining the economic terms of the Trigger PLUS, including the leverage factor and the trigger levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the Trigger PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the Trigger PLUS?

The price at which MS & Co. purchases the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying indices, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing,

December 2024 Page 2

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the Nikkei Stock Average due December 21, 2029

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the Trigger PLUS, and, if it once chooses to make a market, may cease doing so at any time.

December 2024 Page 3

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the Nikkei Stock Average due December 21, 2029

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The Trigger PLUS offer leveraged upside exposure to the worst performing of the S&P 500® Index and the Nikkei Stock Average. In exchange for the leverage feature, investors are exposed to the risk of loss of a significant portion or all of their investment due to the trigger feature. At maturity, an investor will receive an amount in cash based upon the closing value of the worst performing underlying index on the valuation date. The Trigger PLUS are unsecured obligations of ours, and all payments on the Trigger PLUS are subject to our credit risk. Investors may lose their entire initial investment in the Trigger PLUS.

Leveraged Performance

The PLUS offer investors an opportunity to receive 183% to 198% of the positive return of the worst performing of the underlying indices if both underlying indices have appreciated in value. The actual leverage factor will be determined on the pricing date.

Trigger Feature

At maturity, even if the worst performing underlying index has declined over the term of the Trigger PLUS, you will receive your stated principal amount but only if the final index value of the worst performing underlying index is greater than or equal to the respective trigger level.

Upside Scenario

Both underlying indices increase in value and, at maturity, the Trigger PLUS redeem for the stated principal amount of $1,000 plus 183% to 198% of the index percent change of the worst performing underlying index. The actual leverage factor will be determined on the pricing date.

Par Scenario

The final index value of the worst performing index is less than or equal to the respective initial index value but is greater than or equal to the respective trigger level. In this case, you receive the stated principal amount of $1,000 at maturity even though the worst performing underlying index has depreciated.

Downside Scenario

Either underlying index declines in value such that, at maturity, the final index value of the worst performing index is less than the respective trigger level. In this case, the Trigger PLUS will redeem for at least 40% less than the stated principal amount, and this decrease will be by an amount proportionate to the full decline in value of the worst performing underlying index over the term of the Trigger PLUS.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying indices, a decline in either underlying index below its respective trigger level will result in a significant loss of your investment, even if the other underlying index has appreciated or has not declined as much.

December 2024 Page 4

Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the Nikkei Stock Average due December 21, 2029

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to calculate the payment at maturity on the Trigger PLUS. The following examples are for illustrative purposes only. The actual initial index value and trigger level for each underlying index will be determined on the pricing date. The payment at maturity on the Trigger PLUS is subject to our credit risk. The below examples are based on the following terms:

Stated principal amount:	$1,000 per Trigger PLUS
Hypothetical leverage factor:	183%. The actual leverage factor will be determined on the pricing date.
Hypothetical trigger level:	With respect to the SPX Index, 1,200, 60% of the respective hypothetical initial index value With respect to the NKY Index, 21,000, 60% of the respective hypothetical initial index value
Hypothetical initial index value:	With respect to the SPX Index: 2,000 With respect to the NKY Index: 35,000

EXAMPLE 1: Both underlying indices appreciate over the term of the Trigger PLUS, and investors receive the stated principal amount plus the leveraged upside payment, calculated based on the index percent change of the worst performing underlying index.

Final index value		SPX Index: 2,200
NKY Index: 52,500
Index percent change		SPX Index: (2,200 – 2,000) / 2,000 = 10% NKY Index: (52,500 – 35,000) / 35,000 = 50%
Payment at maturity	=	$1,000 + leveraged upside payment
	=	$1,000 + ($1,000 × leverage factor × index percent change of the worst performing underlying index)
	=	$1,000 + ($1,000 × 183% × 10%)
	=	$1,183

In example 1, the final index values of both the SPX Index and the NKY Index are greater than their initial index values. The SPX Index has appreciated by 10%, while the NKY Index has appreciated by 50%. Therefore, investors receive at maturity the stated principal amount plus 183% of the appreciation of the worst performing underlying index, which is the SPX Index in this example. Investors receive $1,183 per Trigger PLUS at maturity (assuming a hypothetical leverage factor of 183%). The actual leverage factor will be determined on the pricing date.

EXAMPLE 2: One underlying index appreciates, while the other declines over the term of the Trigger PLUS but neither index declines below the respective trigger level, and investors receive the stated principal amount.

Final index value		SPX Index: 2,600
		NKY Index: 31,500
Index percent change		SPX Index: (2,600 – 2,000) / 2,000 = 30% NKY Index: (31,500 – 35,000) / 35,000 = -10%
Payment at maturity	=	$1,000

In example 2, the final index value of the SPX Index is greater than its initial index value, while the final index value of the NKY Index is less than its initial index value, but is greater than or equal to the respective trigger level. The SPX Index has appreciated by 30% while the NKY index has declined by 10%. Investors will receive the stated principal amount of $1,000.

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Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the Nikkei Stock Average due December 21, 2029

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

EXAMPLE 3: One underlying index appreciates while the other declines over the term of the Trigger PLUS, and the final index value of the worst performing underlying index is less than the respective trigger level. Investors are therefore exposed to the decline in the worst performing underlying index from its initial index value.

Final index value		SPX Index: 2,600
NKY Index: 10,500
Index percent change		SPX Index: (2,600 – 2,000) / 2,000 = 30% NKY Index: (10,500 – 35,000) / 35,000 = -70%
Payment at maturity	=	$1,000 × (index performance factor of the worst performing index)
	=	$1,000 × (10,500 / 35,000)
	=	$300

In example 3, the final index value of the SPX Index is greater than its initial index value, while the final index value of the NKY Index has declined below the trigger level. The SPX Index has appreciated by 30% while the NKY Index has depreciated by 70%. Because the final index value of the NKY Index has declined below the trigger level, investors are exposed to the negative performance of the NKY Index, which is the worst performing underlying index in this example. Investors receive a payment at maturity of $300.

EXAMPLE 4: Both underlying indices decline below their respective trigger levels, and investors are therefore exposed to the decline in the worst performing underlying index from its initial index value.

Final index value		SPX Index: 600
NKY Index: 12,250
Index percent change		SPX Index: (600 – 2,000) / 2,000 = -70% NKY Index: (12,250 – 35,000) / 35,000 = -65%
Payment at maturity	=	$1,000 × (index performance factor of the worst performing index)
	=	$1,000 × (600 / 2,000)
	=	$300

In example 4, the final index values of both the SPX Index and the NKY Index are less than their respective trigger levels. The SPX Index has declined by 70% while the NKY Index has declined by 65%. Therefore, investors are exposed to the negative performance of the SPX Index, which is the worst performing underlying index in this example. Investors receive a payment at maturity of $300.

Because the payment at maturity of the Trigger PLUS is based on the worst performing of the underlying indices, a decline in either underlying index below its respective trigger level will result in a significant loss of your investment, even if the other underlying index has appreciated or has not declined as much.

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Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the Nikkei Stock Average due December 21, 2029

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the Trigger PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement for PLUS, index supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers in connection with your investment in the Trigger PLUS.

Risks Relating to an Investment in the Trigger PLUS

￭The Trigger PLUS do not pay interest or guarantee return of any principal. The terms of the Trigger PLUS differ from those of ordinary debt securities in that the Trigger PLUS do not pay interest or guarantee payment of any principal at maturity. If the final index value of either underlying index is less than the respective trigger level (which is 60% of the respective initial index level), the payout at maturity will be an amount in cash that is at least 40% less than the $1,000 stated principal amount of each Trigger PLUS, and this decrease will be by an amount proportionate to the full decrease in the value of the worst performing underlying index over the term of the Trigger PLUS. There is no minimum payment at maturity on the Trigger PLUS, and you could lose your entire investment.

￭The market price will be influenced by many unpredictable factors. Several factors will influence the value of the Trigger PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the Trigger PLUS in the secondary market, including the value, volatility and dividend yield of the underlying indices, interest and yield rates, time remaining to maturity, geopolitical conditions and economic, financial, political and regulatory or judicial events and any actual or anticipated changes in our credit ratings or credit spreads. Generally, the longer the time remaining to maturity, the more the market price of the Trigger PLUS will be affected by the other factors described above. The levels of the underlying indices may be, and have recently been, extremely volatile, and we can give you no assurance that the volatility will lessen.  See “S&P 500® Index Overview” and “Nikkei Stock Average Overview” below.  You may receive less, and possibly significantly less, than the stated principal amount per Trigger PLUS if you try to sell your Trigger PLUS prior to maturity.

￭The Trigger PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the Trigger PLUS. You are dependent on our ability to pay all amounts due on the Trigger PLUS at maturity and therefore you are subject to our credit risk. If we default on our obligations under the Trigger PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the Trigger PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the Trigger PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The amount payable on the Trigger PLUS is not linked to the values of the underlying indices at any time other than the valuation date. The final index value of each underlying index will be based on the index closing value of such index on the valuation date, subject to adjustment for non-index business days and certain market disruption events. Even if both underlying indices appreciate prior to the valuation date but the value of either underlying index drops by the valuation date to below its trigger level, the payment at maturity will be significantly less than it would have

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Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the Nikkei Stock Average due December 21, 2029

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

been had the payment at maturity been linked to the values of the underlying indices prior to such drop. Although the actual values of the underlying indices on the stated maturity date or at other times during the term of the Trigger PLUS may be higher than their respective final index values, the payment at maturity will be based solely on the index closing values on the valuation date.

￭Investing in the Trigger PLUS is not equivalent to investing in either underlying index. Investing in the Trigger PLUS is not equivalent to investing in either underlying index or the component stocks of either underlying index. Investors in the Trigger PLUS will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to stocks that constitute either underlying index.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the Trigger PLUS in the original issue price reduce the economic terms of the Trigger PLUS, cause the estimated value of the Trigger PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the Trigger PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the Trigger PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the Trigger PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the Trigger PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the Trigger PLUS in the secondary market, absent changes in market conditions, including those related to the underlying indices, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The Trigger PLUS will not be listed on any securities exchange and secondary trading may be limited. The Trigger PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the Trigger PLUS. MS & Co. may, but is not obligated to, make a market in the Trigger PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Trigger PLUS easily. Because we do not expect that other broker-dealers will participate significantly in the secondary market for the Trigger PLUS, the price at which you may be able to trade your Trigger PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were not to make a market in the Trigger PLUS, it is likely that there would be no secondary market for the Trigger PLUS. Accordingly, you should be willing to hold your Trigger PLUS to maturity.

￭The estimated value of the Trigger PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the Trigger PLUS than those generated by others, including other dealers in the market, if they attempted to value the Trigger PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your Trigger PLUS in the secondary market (if any exists) at any time. The value of your Trigger PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the Trigger PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the Trigger PLUS

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Morgan Stanley Finance LLC

Trigger PLUS Based on the Value of the Worst Performing of the S&P 500® Index and the Nikkei Stock Average due December 21, 2029

Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

(and to other instruments linked to the underlying index or its component stocks), including trading in the stocks that constitute the underlying indices as well as in other instruments related to the underlying indices. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. MS & Co. and some of our other affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial index value of an underlying index, and, therefore, could increase the trigger level for such underlying index, which is the level at or above which such underlying index must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying index). Additionally, such hedging or trading activities during the term of the Trigger PLUS, including on the valuation date, could potentially affect whether the value of an underlying index on the valuation date is below the respective trigger level, and, therefore, whether an investor would receive significantly less than the stated principal amount of the Trigger PLUS at maturity (depending also on the performance of the other underlying index).

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the Trigger PLUS. As calculation agent, MS & Co. will determine the initial index values, the trigger levels and the final index values, including whether either underlying index has decreased to below the respective trigger level, and will calculate the amount of cash, if any, you will receive at maturity. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the final index value in the event of a market disruption event or discontinuance of the underlying indices. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “Description of PLUS—Postponement of Valuation Date(s)” and “—Calculation Agent and Calculations” and related definitions in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the Trigger PLUS on the pricing date.

￭The U.S. federal income tax consequences of an investment in the Trigger PLUS are uncertain. Please read the discussion under “Additional Information—Tax considerations” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS (together, the “Tax Disclosure Sections”) concerning the U.S. federal income tax consequences of an investment in the Trigger PLUS. There is no direct legal authority regarding the proper U.S. federal tax treatment of the Trigger PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Trigger PLUS are uncertain, and the IRS or a court might not agree with the tax treatment of a Trigger PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. If the IRS were successful in asserting an alternative treatment of the Trigger PLUS, the tax consequences of the ownership and disposition of the Trigger PLUS, including the timing and character of income recognized by U.S. Holders and the withholding tax consequences to Non-U.S. Holders, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal tax treatment of the Trigger PLUS, possibly retroactively.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Indices

￭You are exposed to the price risk of both underlying indices. Your return on the Trigger PLUS it not linked to a basket consisting of both underlying indices. Rather, it will be based upon the independent performance of each underlying index. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to both underlying indices. Poor performance by either underlying index over the term of the Trigger PLUS will negatively affect your

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Principal at Risk Securities

return and will not be offset or mitigated by any positive performance by the other underlying index. If either underlying index declines to below its respective trigger level as of the valuation date, you will be exposed to the negative performance of the worst performing underlying index at maturity, even if the other underlying index has appreciated or has not declined as much, and you will lose a significant portion or all of your investment. Accordingly, your investment is subject to the price risk of both underlying indices.

￭Because the Trigger PLUS are linked to the performance of the worst performing underlying index, you are exposed to greater risk of sustaining a significant loss on your investment than if the Trigger PLUS were linked to just one underlying index. The risk that you will suffer a significant loss on your investment is greater if you invest in the Trigger PLUS as opposed to substantially similar securities that are linked to just the performance of one underlying index. With two underlying indices, it is more likely that either underlying index will decline to below its trigger level as of the valuation date, than if the Trigger PLUS were linked to only one underlying index. Therefore it is more likely that you will suffer a significant loss on your investment.

￭There are risks associated with investments in securities linked to the value of foreign equity securities. As the Nikkei Stock Average is one of the underlying indices, the Trigger PLUS are linked to the value of foreign equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

￭Adjustments to the underlying indices could adversely affect the value of the Trigger PLUS. The publisher of either underlying index may add, delete or substitute the stocks constituting such underlying index or make other methodological changes that could change the value of such underlying index. The publisher of either underlying index may discontinue or suspend calculation or publication of such underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

S&P 500® Index Overview

The S&P 500® Index, which is calculated, maintained and published by S&P® Dow Jones Indices LLC (“S&P®”), is intended to provide a benchmark for performance measurement of the large capitalization segment of the U.S. equity markets by tracking the stock price movement of 500 companies with large market capitalizations. Component stocks of the S&P 500® Index are required to have a total company level market capitalization that reflects approximately the 85th percentile of the S&P® Total Market Index. The S&P 500® Index measures the relative performance of the common stocks of 500 companies as of a particular time as compared to the performance of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. For additional information about the S&P 500® Index, see the information set forth under “S&P® U.S. Indices—S&P 500® Index” in the accompanying index supplement.

Information as of market close on November 25, 2024:

Bloomberg Ticker Symbol:	SPX
Current Index Value:	5,987.37
52 Weeks Ago:	4,550.43
52 Week High (on 11/11/2024):	6,001.35
52 Week Low (on 12/6/2023):	4,549.34

The following graph sets forth the daily closing values of the SPX Index for the period from January 1, 2019 through November 25, 2024. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the SPX Index for each quarter in the same period. The closing value of the SPX Index on November 25, 2024 was 5,987.37. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The SPX Index has at times experienced periods of high volatility, and you should not take the historical values of the SPX Index as an indication of its future performance.

SPX Index Daily Closing Values January 1, 2019 to November 25, 2024

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S&P 500® Index	High	Low	Period End
2019
First Quarter	2,854.88	2,447.89	2,834.40
Second Quarter	2,954.18	2,744.45	2,941.76
Third Quarter	3,025.86	2,840.60	2,976.74
Fourth Quarter	3,240.02	2,887.61	3,230.78
2020
First Quarter	3,386.15	2,237.40	2,584.59
Second Quarter	3,232.39	2,470.50	3,100.29
Third Quarter	3,580.84	3,115.86	3,363.00
Fourth Quarter	3,756.07	3,269.96	3,756.07
2021
First Quarter	3,974.54	3,700.65	3,972.89
Second Quarter	4,297.50	4,019.87	4,297.50
Third Quarter	4,536.95	4,258.49	4,307.54
Fourth Quarter	4,793.06	4,300.46	4,766.18
2022
First Quarter	4,796.56	4,170.70	4,530.41
Second Quarter	4,582.64	3,666.77	3,785.38
Third Quarter	4,305.20	3,585.62	3,585.62
Fourth Quarter	4,080.11	3,577.03	3,839.50
2023
First Quarter	4,179.76	3,808.10	4,109.31
Second Quarter	4,450.38	4,055.99	4,450.38
Third Quarter	4,588.96	4,273.53	4,288.05
Fourth Quarter	4,783.35	4,117.37	4,769.83
2024
First Quarter	5,254.35	4,688.68	5,254.35
Second Quarter	5,487.03	4,967.23	5,460.48
Third Quarter	5,762.48	5,186.33	5,762.48
Fourth Quarter (through November 25, 2024)	6,001.35	5,695.94	5,987.37

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500” and “500” are trademarks of Standard and Poor’s Financial Services LLC. For more information, see “S&P® U.S. Indices” in the accompanying index supplement.

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Nikkei Stock Average Overview

The Nikkei Stock Average, which we also refer to as the Nikkei 225 Index, is a stock index calculated, published and disseminated by Nikkei Inc. (formerly known as Nihon Keizai Shimbun, Inc.), which we refer to as Nikkei. The Nikkei Stock Average measures the composite price performance of 225 underlying stocks, which represent a broad cross-section of Japanese industries, trading on the Prime Market of the Tokyo Stock Exchange (the “TSE”). Stocks must be listed on the Prime Market of the TSE in order to be included in the Nikkei Stock Average. Nikkei rules require that the 75 most liquid issues (one-third of the component count of the Nikkei Stock Average) be included in the Nikkei Stock Average. Nikkei first calculated and published the Nikkei Stock Average in 1970. The 225 companies included in the Nikkei Stock Average are divided into six sector categories: technology, financials, consumer goods, materials, capital goods/others and transportation and utilities. For additional information about the Nikkei Stock Average, see the information set forth under “Nikkei Stock Average” in the accompanying index supplement.

Information as of market close on November 25, 2024:

Bloomberg Ticker Symbol:	NKY
Current Index Value:	38,780.14
52 Weeks Ago:	33,447.67
52 Week High (on 7/11/2024):	42,224.02
52 Week Low (on 8/5/2024):	31,458.42

The following graph sets forth the daily closing values of the NKY Index for the period from January 1, 2019 through November 25, 2024. The related table sets forth the published high and low closing values, as well as end-of-quarter closing values, of the NKY Index for each quarter in the same period. The closing value of the NKY Index on November 25, 2024 was 38,780.14. We obtained the information in the graph and table below from Bloomberg Financial Markets, without independent verification. The NKY Index has at times experienced periods of high volatility, and you should not take the historical values of the NKY Index as an indication of its future performance.

NKY Index Daily Closing Values January 1, 2019 to November 25, 2024

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Nikkei Stock Average	High	Low	Period End
2019
First Quarter	21,822.04	19,561.96	21,205.81
Second Quarter	22,307.58	20,408.54	21,275.92
Third Quarter	22,098.84	20,261.04	21,755.84
Fourth Quarter	24,066.12	21,341.74	23,656.62
2020
First Quarter	24,083.51	16,552.83	18,917.01
Second Quarter	23,178.10	17,818.72	22,288.14
Third Quarter	23,559.30	21,710.00	23,185.12
Fourth Quarter	27,568.15	22,977.13	27,444.17
2021
First Quarter	30,467.75	27,055.94	29,178.80
Second Quarter	30,089.25	27,448.01	28,791.53
Third Quarter	30,670.10	27,013.25	29,452.66
Fourth Quarter	29,808.12	27,528.87	28,791.71
2022
First Quarter	29,332.16	24,717.53	27,821.43
Second Quarter	28,246.53	25,748.72	26,393.04
Third Quarter	29,222.77	25,935.62	25,937.21
Fourth Quarter	28,383.09	26,093.67	26,094.50
2023
First Quarter	28,623.15	25,716.86	28,041.48
Second Quarter	33,706.08	27,472.63	33,189.04
Third Quarter	33,753.33	31,450.76	31,857.62
Fourth Quarter	33,681.24	30,526.88	33,464.17
2024
First Quarter	40,888.43	33,288.29	40,369.44
Second Quarter	39,838.91	37,068.35	39,583.08
Third Quarter	42,224.02	31,458.42	37,919.55
Fourth Quarter (through November 25, 2024)	39,910.55	37,808.76	38,780.14

Nikkei Inc. (“Nikkei”), the publisher of the Nikkei 225 Index, has the copyright to the Nikkei 225 Index. All rights to the Nikkei 225 Index are owned by Nikkei. We disclaim all responsibility for the calculation or other maintenance of or any adjustments to the Nikkei 225 Index. Nikkei has the right to change the contents of the Nikkei 225 Index and to cease compilation and publication of the Nikkei 225 Index. In addition, Nikkei has no relationship to us or the Trigger PLUS; it does not sponsor, endorse, authorize, sell or promote the Trigger PLUS, and has no obligation or liability in connection with the administration, marketing or trading of the Trigger PLUS or with the calculation of the return on your investment. For more information, see “Nikkei Stock Average” in the accompanying index supplement.

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Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Trigger PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement or prospectus, the terms described herein shall control.
Underlying index publisher:	With respect to the SPX Index, S&P® Dow Jones Indices LLC, or any successor thereof. With respect to the NKY Index, Nikkei Inc., or any successor thereof.
Denominations:	$1,000 per Trigger PLUS and integral multiples thereof
Interest:	None
Bull market or bear market PLUS:	Bull market PLUS
Postponement of maturity date:

If the scheduled valuation date is not an index business day with respect to either underlying index or if a market disruption event occurs with respect to either underlying index on that day so that the valuation date is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the Trigger PLUS will be postponed to the second business day following the latest valuation date as postponed with respect to either underlying index.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the Trigger PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid. Any notice that is mailed to a registered holder of the Trigger PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice. The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee, on which notice the trustee may conclusively rely, and to the depositary of the amount of cash, if any, to be delivered with respect to the Trigger PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the Trigger PLUS, if any, to the trustee for delivery to the depositary, as holder of the Trigger PLUS, on the maturity date.

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Principal at Risk Securities

Additional Information About the Trigger PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 Trigger PLUS
Tax considerations:

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the Trigger PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a Trigger PLUS as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, because our counsel’s opinion is based in part on market conditions as of the date of this document, it is subject to confirmation on the pricing date.

Assuming this treatment of the Trigger PLUS is respected and subject to the discussion in “United States Federal Taxation” in the accompanying product supplement for PLUS, the following U.S. federal income tax consequences should result based on current law:

￭A U.S. Holder should not be required to recognize taxable income over the term of the Trigger PLUS prior to settlement, other than pursuant to a sale or exchange.

￭Upon sale, exchange or settlement of the Trigger PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized and the U.S. Holder’s tax basis in the Trigger PLUS. Such gain or loss should be long-term capital gain or loss if the investor has held the Trigger PLUS for more than one year, and short-term capital gain or loss otherwise.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the Trigger PLUS. An alternative characterization of the Trigger PLUS could materially and adversely affect the tax consequences of ownership and disposition of the Trigger PLUS, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Trigger PLUS, possibly with retroactive effect.

As discussed in the accompanying product supplement for PLUS, Section 871(m) of the Internal Revenue Code of 1986, as amended, and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any Underlying Security. Based on the terms of the Trigger PLUS and current market conditions, we expect that the Trigger PLUS will not have a delta of one with respect to any Underlying Security on the pricing date. However, we will provide an updated determination in the final pricing supplement. Assuming that the Trigger PLUS do not have a delta of one with respect to any

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Principal at Risk Securities

Underlying Security, our counsel is of the opinion that the Trigger PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the Trigger PLUS.

Both U.S. and non-U.S. investors considering an investment in the Trigger PLUS should read the discussion under “Risk Factors” in this document and the discussion under “United States Federal Taxation” in the accompanying product supplement for PLUS and consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the Trigger PLUS, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The discussion in the preceding paragraphs under “Tax considerations” and the discussion contained in the section entitled “United States Federal Taxation” in the accompanying product supplement for PLUS, insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitute the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the Trigger PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the Trigger PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per Trigger PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the Trigger PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the Trigger PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the Trigger PLUS.

On or prior to the pricing date, we, through our affiliates or others, will hedge our anticipated exposure in connection with the Trigger PLUS by taking positions in stocks of the underlying indices, futures and/or options contracts on the underlying indices, any component stocks of the underlying indices listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the value of either underlying index on the pricing date, and therefore could increase the respective trigger level, which is the level at or above which such underlying index must close on the valuation date so that investors do not suffer a significant loss on their initial investment in the Trigger PLUS (depending also on the performance of the other underlying index). In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the Trigger PLUS, including on the valuation date, by purchasing and selling the stocks constituting the underlying indices, futures or options contracts on the underlying indices or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the Trigger PLUS, and the hedging strategy may involve greater and more frequent adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of either underlying index and, therefore, adversely affect the value of the Trigger PLUS or the payment

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Principal at Risk Securities

you will receive at maturity, if any (depending also on the performance of the other underlying index). For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the Trigger PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $ for each Trigger PLUS they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the Trigger PLUS. When MS & Co. prices this offering of Trigger PLUS, it will determine the economic terms of the Trigger PLUS, including the leverage factor, such that for each Trigger PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” beginning on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for PLUS.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the product supplement for PLUS and index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement for PLUS, the index supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL and Morgan Stanley and this offering. When you read the accompanying product supplement and index supplement, please note that all references in such supplements to the prospectus dated November 16, 2023, or to any sections therein, should refer instead to the accompanying prospectus dated April 12, 2024 or to the corresponding sections of such prospectus, as applicable. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in this offering will arrange to send you the product supplement for PLUS, index supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Product Supplement for PLUS dated November 16, 2023

Index Supplement dated November 16, 2023

Prospectus dated April 12, 2024

Terms used but not defined in this document are defined in the product supplement for PLUS, in the index supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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